DISCOVERY SELECT(R) PROGRAM
                             REQUEST FOR ENROLLMENT

                             ENROLLMENT INSTRUCTIONS

1. Please read the form carefully and note the General Enrollment Provisions below.

2. Please complete the statistical data at the top of the form carefully, printing legibly in the boxes. All information requested is necessary and Prudential will treat it as completely confidential.

3. Please note that the date you fill in as the "Beginning Date" in the box headed "Contribution Data" may not be the date when the first contribution made on your behalf is received by Prudential. It may take up to 30 days after we receive an enrollment form before your employer's payroll records are adjusted so that the contribution may be transmitted. Your actual Beginning Date will be the date on which Prudential receives the initial contribution made on your behalf.

4. Ask the Enrolling Representative or Program Representative assisting you in your enrollment to explain fully the effect of your election concerning the allocation of contributions between the various investment accounts.

5.   Please complete the enclosed Beneficiary Designation form.

                          GENERAL ENROLLMENT PROVISIONS

1. The directions you have given for investing your contributions will remain in effect until changed by your request by either written notice or telephone exchange (if your plan permits) to Prudential. Forms for a change in investment options will be provided by Prudential upon request.

2. The number shown on this form refers to the plan number assigned to your group plan under Prudential's Guaranteed Interest Account and/or the Variable Investment Accounts.

3. The identification number of your accounts under the Program will be your Social Security Number and the assigned plan number. The effective date of your coverage under Prudential's Guaranteed Interest Account and/or the Variable Investment Accounts will be the date as of which the first contribution on your behalf is applied under such account(s).

                                IMPORTANT NOTICE

PLEASE COMPLETE THIS ENROLLMENT FORM AND THE ENCLOSED BENEFICIARY DESIGNATION FORM.

It is very important that you complete and sign the Enrollment and Beneficiary Designation Forms and return it to us as promptly as possible. We will not accept any contributions before we have a properly completed and signed Enrollment and Beneficiary Designation Forms.

                                   Prudential
                             30 Scranton Office Park
                             Scranton, PA 18507-1789

Ed. 06/97


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                                             REQUEST FOR ENROLLMENT IN THE DISCOVERY SELECT PROGRAM


1.   PARTICIPANT DATA (PLEASE PRINT)                                                                                          FO 30

Plan No: ...................  Plan Name: .......................................

Sub Plan No: .... .... .... ....
(if applicable)

Social Security No:  .............. - ........ - .................

First Name:                     MI:               Last Name:

 ...........................  .......  ......................................

Address:

 ...............................................................................

City: .................................................    State: .............
Zip Code: .............. - .......... Daytime Telephone Number: ........ - ........ - ...................
                                                                              Area Code
Date of Birth: .............................. Date Employed: ................................ Sex: ..........
                   MO      DAY     YEAR                           MO     DAY      YEAR               M    F
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2.   CONTRIBUTION DATA
Amount Per Pay Period:                          Beginning Date:                            Rollover Amount:

$............ . .......                         ...... ...... ......                       $............ . .......
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3.   INVESTMENT OPTIONS

Until further notice, my contributions should be invested as follows:

Guaranteed Interest                           ..........%               AIM V.I. Growth and Income Fund                 ..........%
Money Market Portfolio                        ..........%               AIM V.I. Value Fund                             ..........%
Diversified Bond Portfolio                    ..........%               Janus Aspen Series Growth Portfolio             ..........%
High Yield Bond Portfolio                     ..........%               Janus Aspen Series Int'l Growth Portfolio       ..........%
Stock Index Portfolio                         ..........%               MFS Emerging Growth Series                      ..........%
Equity Income Portfolio                       ..........%               MFS Research Series                             ..........%
Equity Portfolio                              ..........%               OCC Accumulation Managed Portfolio              ..........%
Prudential Jennison Portfolio                 ..........%               OCC Accumulation Small Cap Portfolio            ..........%
Global Portfolio                              ..........%               T. Rowe Price Equity Income Portfolio           ..........%
Flexible Managed Portfolio                    ..........%               T. Rowe Price International Stock Portfolio     ..........%
Conservative Balanced Portfolio               ..........%               Warburg Pincus Post-Venture Capital Portfolio   ..........%
Government Income Portfolio                   ..........%                                                               ..........%

Please use whole numbers only - Total must equal 100%.
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4.   BENEFICIARY DESIGNATION - Please refer to the enclosed Beneficiary Designation Form which must be completed.
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5.   PARTICIPANT AUTHORIZATION

I understand that if I am participating in a Tax Deferred Annuity Program, contributions must be remitted by my Employer pursuant to programs for the purchase of annuities qualifying under Section 403(b)(1) of the Internal Revenue Code of 1986 as amended.

Certain restrictions may apply to the exchange provisions under the Group Annuity Contract.

I authorize my employer to make payroll deductions as I have indicated. I understand that upon enrollment, if my plan allows, I will automatically have telephone privileges to perform transactions via the Prudential Voice Response
System. I can elect to decline these privileges by submitting a Telephone
Privilege Declination Form, which can be obtained by calling Prudential's toll-free number in the plan highlights.
Participant's Signature________________________________________________________           Date_____________________________________
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6.   ENROLLING REPRESENTATIVE AUTHORIZATION

 ....................................................... ..... .....                                     .....................
PLEASE PRINT last name and initials of Representative                                                     Number

______________________________________________________________________________________    _________________________________________
                Signature of Enrolling Representative                                                          Date

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7.   FORM DIRECTION

COPIES: Detach pink copy for your records, yellow copy to Enrolling
        Representative, and send the completed white copy of this form to:

            Prudential Investments               [LOGO]   PRUDENTIAL
            30 Scranton Office Park                       INVESTMENTS
            Scranton, PA  18507-1789

Ed. 6/97
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